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                                                                   Exhibit 23.3J

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS



     We consent to the reference to our firm under the caption "Experts" and to the use of our report on the consolidated financial statements of Janex International, Inc. as of December 31, 1998 and for the year then ended dated April 7, 1999, in Amendment No. 3 to the Registration Statement (Form S-4 No. 333-80131) and related Prospectus of Futech Interactive Products, Inc.



                                             /s/ Ernst & Young LLP


Phoenix, Arizona


October 6, 1999